EXHIBIT 3.1.9

               LIBERTY PROPERTY LIMITED PARTNERSHIP
                      PARTNERSHIP INTERESTS
                     AS OF DECEMBER 31, 2001


                                           NUMBER OF
                                          PARTNERSHIP
LIMITED PARTNERS                           INTERESTS       %
----------------------------------------  -----------  ---------
Balitsaris, Peter                              58,542    0.0671%
Carr, Clai                                    130,000    0.1491%
Castorina, John                                14,491    0.0166%
Denny, Joseph                                 260,250    0.2985%
Felix, Jill                                   195,043    0.2237%
Fenza, Robert                                 195,043    0.2237%
Fitzgerald, Ward                               14,491    0.0166%
Gildea, Larry                                  93,319    0.1070%
Goldschmidt, Robert                            22,895    0.0263%
Hagan, Michael                                 14,491    0.0166%
Hammers, David                                241,673    0.2772%
Kiel, Bob                                      14,491    0.0166%
Kline, Earl                                    19,128    0.0219%
Lutz, Jim                                      37,312    0.0428%
Mazzerralli, James                             14,491    0.0166%
Messaros, Sharron                               7,245    0.0083%
Morrissey, Mary Beth                           14,491    0.0166%
Price, Leslie                                 175,336    0.2011%
Reichert, Joseph                               27,242    0.0312%
Rouse & Associates, Inc.                        5,506    0.0063%
Rouse, Willard                                457,665    0.5249%
Trust for Congdon Children                     95,347    0.1094%
Trust for Hammers Children                     95,348    0.1094%
Trust for Mary Rouse                           13,621    0.0156%
Trust for Anne Rouse                           13,621    0.0156%
Trust for Rouse Younger Children               81,726    0.0937%
Trust for Laurie Hammers                        5,506    0.0063%
Weitzmann, Mike                                42,312    0.0485%
Liberty Special Purpose Trust                  10,574    0.0121%
Thomas, Rebecca                                 8,076    0.0093%
Trust J. Ryan Lingerfelt                       15,625    0.0179%
Trust Justin M. Lingerfelt                     15,625    0.0179%
Trust Daniel K. Lingerfelt                     15,625    0.0179%
Trust Catherine E. Lingerfelt                  15,625    0.0179%
Lingerfelt, Alan T.                           317,500    0.3641%
Lingerfelt, L. Harold                         164,375    0.1885%
The James J. Carpenter Living Trust            78,750    0.0903%
Lingerfelt, David L.                           30,674    0.0352%
Ferguson, Morris U.                             6,000    0.0069%
Lingerfelt, Carl C.                            10,900    0.0125%
Wright, Murray H.                               7,500    0.0086%
Latimer, Erle Marie                            12,500    0.0143%
Samet, Norman G.                               14,013    0.0161%
Mann, Bernard                                  14,012    0.0161%
Stender, Stewart R.                            57,613    0.0661%
Rouse & Associates Maryland Partnership        20,000    0.0229%



                                           NUMBER OF
                                          PARTNERSHIP
LIMITED PARTNERS - Continued               INTERESTS       %
----------------------------------------  -----------  ---------
Helwig, A. Carl                               356,737    0.4091%
Sunday, James J.                               79,348    0.0910%
Walters, Charles J.                           290,723    0.3334%
Doyle, Margaret A.                             19,380    0.0222%
Stanford Baratz Revocable Trust                 9,044    0.0104%


PREFERRED LIMITED PARTNERS
----------------------------------------
Belair Real Estate Corporation              1,235,000    1.4164%
Belcrest Realty Corporation                 2,565,000    2.9418%
Montebello Realty Corp.                       800,000    0.9175%


GENERAL PARTNER
----------------------------------------
Liberty Property Trust - Preferred Units    5,000,000    5.7344%
Liberty Property Trust                             GP   84.4817%
                                                       --------
TOTAL OWNERSHIP                                        100.0000%
                                                       ========


GP - The partnership units for Liberty Property Trust have not been reflected because there is no conversion of units to shares by the general partner.